Exhibit 3.1c

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

STEEL DYNAMICS, INC.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, March 27, 2008.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, March 27, 2008.

/s/ Todd Rokita
TODD ROKITA,
SECRETARY OF STATE

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R10 /1-03) Approved by State Board of Accounts, 1995	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

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ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

Name of Corporation Steel Dynamics, Inc.	Date of Incorporation 06/16/1994

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒ Indiana Business Corporation Law     ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) IV                                             of the Articles of Incorporation is now as follows:

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                                 ,” below.)

The total number of shares of capital stock which the Corporation has authority to issue is 400,000,000 shares of common stock, par value $0.0025 per share (“Common Stock”).  The holders of Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the Corporation’s shareholders.  As and when dividends are declared or paid, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.  The holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

ARTICLE II

Date of each amendment’s adoption:

        February 22, 2008

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☒ SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☐ SECTION 2

The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment.

The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.
Number of shares represented at the meeting.
Shares voted in favor.
Shares voted against.

B. Unanimous written consent executed on , 20 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 24th day of March, 2008.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board
/s/ Theresa E. Wagler	Theresa E. Wagler

Signator’s title

                     Vice President and Chief Financial Officer